===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                  ADVANCED AERODYNAMICS AND STRUCTURES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held September 25, 2000

TO THE SHAREHOLDERS OF ADVANCED AERODYNAMICS & STRUCTURES, INC.:

     You are cordially invited to attend a Special Meeting of Shareholders of Advanced Aerodynamics & Structures, Inc. ("AASI" or the "Company"), which will be held in the Multi-Purpose Room, AASI Headquarters, 3205 Lakewood Blvd., Long Beach, California 90808, on Monday, September 25, 2000, at 10:00 a.m. Pacific time, to consider and act upon the following matters:

     1. The authorization of 25,000,000 additional shares of Class A Common Stock of the Company;

     2. The authorization and ratification of an amendment to the terms of our Series A 5% Cumulative Convertible Preferred Stock;

     3. The authorization and ratification of: (i) the execution, delivery and performance by the Company of the Private Equity Line of Credit Agreement; (ii) the issuance and sale of up to 10 million shares of our Class A Common Stock, $.0001 par value per share (the "Common Stock"), (iii) the issuance of Common Stock Purchase Warrants to purchase up to 250,000 shares of Common Stock ("Warrants"), and (iv) the issuance of the maximum number of shares of Common Stock issuable upon exercise of the Warrants in accordance with their terms, each pursuant to the Private Equity Line of Credit Agreement dated August 15, 2000;

     4.   The approval of our 2000 Stock Option Plan; and

     5. Such other business as may properly come before the Meeting or any adjournments of the Meeting.

     Only holders of record of Common Stock of the Company at the close of business on August 31, 2000 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                        By Order of the Board of Directors


                                        Carl Chen, Ph.D.
                                        Chairman of the Board,
                                        President and Chief Executive Officer


3205 Lakewood Blvd.
Long Beach, California 90808
(562) 938-8618
_____________, 2000

                                 PROXY STATEMENT

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                             3205 Lakewood Boulevard
                          Long Beach, California 90808
                                ----------------

                         SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held September 25, 2000


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Shareholders to be held in the Multi-Purpose Room, AASI Headquarters, 3205 Lakewood Blvd., Long Beach, California 90808, on Monday, September 25, 2000, at 10:00 a.m. Pacific time, and at any and all adjournments thereof (the "Special Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Special Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Special Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A Shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and expressing a desire to vote his or her shares in person.

     The close of business on August 31, 2000 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Special Meeting or any adjournment of the Special Meeting. As of the record date, we had outstanding: 8,985,021 shares of Class A Common Stock, par value $.0001 per share; 1,900,324 shares of Class B Common Stock, par value $.0001 per share; 4,000,000 shares of Class E-1 Common Stock, par value $.0001 per share; 4,000,000 shares of Class E-2 Common Stock, par value $.0001 per share; and 72,850 shares of Series A Preferred Stock. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock are substantially identical, except that the holders of Class A Common Stock have the right to cast one vote, and the holders of Class B Common Stock, Class E-1 Common Stock, and Class E-2 Common Stock have the right to cast five votes, for each share held of record on all matters submitted to a vote of the holders of Common Stock, including the election of directors. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when voting by class is required by applicable law. The Series A Preferred Stock does not vote, except on matters where a separate vote of the Series A Preferred Stock would be required by the Delaware General Corporation Law. Subject to the preferential rights of the holders of the Series A Preferred Stock, holders of the Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no preemptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof.

     Our principal executive offices are located at 3205 Lakewood Blvd., Long Beach, California 90808. This Proxy Statement and the accompanying proxy will be mailed to Shareholders on or about September 5, 2000.

                                   PROPOSAL 1

                       AUTHORIZATION OF ADDITIONAL SHARES

     Our Certificate of Incorporation currently authorizes 60,000,000 shares of Class A Common Stock. An additional 25,000,000 common stock shares need to be authorized by you to enable the Board of Directors to obtain access to additional equity financing necessary to fund general working capital requirements and the expansion of business operations.

     The Board of Directors has unanimously approved and recommends that the shareholders authorize an additional 25,000,000 common stock shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.


                                   PROPOSAL 2

                         APPROVAL OF AN AMENDMENT TO THE
               SERIES A 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK

     At the Annual Meeting of Shareholders held on June 2, 2000, AASI shareholders approved the issuance and sale in private placements of up to 100,000 shares of our Series A 5% Cumulative Convertible Preferred Stock, par value $.0001 per share ("Series A Preferred Stock"), as governed by the Certificate of Determination filed with the Delaware Secretary of State on March 2, 2000. However, a Nasdaq Listing Qualifications Panel has determined that the Certificate of Determination must be amended to eliminate certain redemption provisions so that the Series A Preferred Stock can receive specific accounting treatment that is relevant to Nasdaq listing requirements. All holders of the Series A Preferred Stock waived the relevant redemption provisions in a Waiver Agreement dated May 25, 2000, and also amended the conversion provision of Article II, Section 4(b), of the Certificate of Determination governing the Series A Preferred Stock so as to comply with the Nasdaq requirements. Your authorization to amend the Certificate of Determination to eliminate the following redemption provisions and to amend the conversion feature of Article II, Section 4(b), as described in detail below, is needed to ensure that the Company continues to be listed for trading on the Nasdaq National Market.

     The following is a summary of the redemption provisions of the Certificate of Designation for the Series A Preferred Stock which will be eliminated upon your authorization and a description of the amendment to the conversion feature which is proposed.

REDEMPTION FEATURES TO BE ELIMINATED

     Under the original Certificate of Determination, the Company was required to redeem Series A Preferred Stock after the occurrence of certain triggering events:

       - As set forth in Section 8 of the Certificate of Determination, if a receiver or trustee is appointed for the Company or a substantial part of its property or business other than pursuant to the application or consent of the Company;

       - If a money judgment, writ, or similar process is entered against the Company and not vacated, satisfied, bonded, or stayed within 45 days;

       - If a bankruptcy, insolvency, reorganization or liquidation proceeding or other proceedings for relief under any bankruptcy law or any law for the relief of debtors is instituted against the Company or any of its subsidiaries;

       - If an order is entered by a court of competent jurisdiction, or by the Securities and Exchange Commission, or by the National Association of Securities Dealers, preventing purchase and sale transactions in our Class A Common Stock as a consequence of unusual trading in such Common Stock or any other reason beyond the control of the Company; and

       - If our Class A Common Stock is delisted from the Nasdaq National Market or such other principal exchange on which the Common Stock is listed for trading or upon notification that the Company is not in compliance with the conditions for such continued listing.

     Upon your approval, the Certificate of Determination will be amended to eliminate the foregoing mandatory redemption features.

AMENDMENT TO CONVERSION FEATURE

     The Company also wishes to amend Article II, Section 4(b), of the Certificate of Designation to read in full as follows:

          (b) The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall equal (i) the sum of (A) the Stated Value per share and (B) at the Holder's election accrued and unpaid dividends on such share, divided by (ii) the Conversion Price. The Conversion Price shall be, at the election of the Holder,
          (x) 100% of the average of the Closing Bid Prices for the three (3) trading days immediately preceding the issue date of the Series A Preferred Stock to the Holders who receive Series A Preferred Stock in the Corporation's initial offering of Series A Preferred Stock
                            -------
          ("Initial Closing Date") or (y) 88% of the average of the eight (8) lowest Closing Bid Prices for the one hundred and eighty (180) days immediately preceding the conversion of the respective shares of Series A Preferred Stock or such shorter period commencing on the Initial Closing Date ("Lookback Period"). The Closing Bid Price shall mean the closing bid price of the Corporation's Common Stock as reported by the NASDAQ National Market or the principal exchange or market where traded.

     The Board of Directors has unanimously approved and recommends that the shareholders authorize and ratify the amendment of the Certificate of Designation as described above.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.


                                   PROPOSAL 3

             APPROVAL OF ISSUANCE AND SALE OF CLASS A COMMON STOCK,
                       WARRANTS TO PURCHASE COMMON STOCK,
               AND COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS
       UNDER THE AUGUST 15, 2000, PRIVATE EQUITY LINE OF CREDIT AGREEMENT

     On August 15, 2000, we entered into a Private Equity Line of Credit Agreement to issue and sell our Class A Common Stock for up to an aggregate of $20 million from time to time during a three-year period following the effective date of a Form SB-2 Registration Statement to be filed with the SEC in the near future. This is also referred to as a put right or "put". Warrants to purchase 250,000 shares of the Company's Class A Common Stock have been issued to certain finders in connection with the Private Equity Line of Credit Agreement.

     PUT RIGHTS. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must provide the purchasers with an Optional Purchase Notice, which must set forth the Investment Amount which we intend to sell to them. The Investment Amount sold to the purchasers in a put may not exceed a limit based on the price of the Class A Common Stock and the average daily reported trading volume during the twenty calendar days preceding the delivery of the Optional Purchase Notice. The Investment Amount specified in an Optional Purchase Notice may not be less than $200,000.

     The purchasers will purchase stock from us at 92% or 93% of the market price. Market price is defined as the daily volume weighted average price of the Class A Common Stock during the fourteen business-day period following the date of the Optional Purchase Notice.

     LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. The purchasers' obligation to acquire and pay for any common shares with respect to any particular put is subject to certain conditions precedent, including:

     .    The Form SB-2 Registration Statement must be effective;
     . Trading of our Class A Common Stock must not have been suspended, and our Class A Common Stock must continue to be listed on its principal market;
     . Until our shareholders vote to approve the Private Equity Line of Credit Agreement, no more than 3,200,000 shares of Class A Common Stock may be issued; and
     . The average trading volume for our Class A Common Stock over the previous thirty trading days must equal or exceed 20,000 shares per trading day.

     SHORT SALES. The purchasers and their affiliates are prohibited from engaging in short sales of our common stock at a per share price of less than ten dollars per share unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

     PURCHASE WARRANTS. The Company issued warrants to purchase 250,000 shares of its Class A Common Stock to persons associated with the placement of the Private Equity Line of Credit. The warrants have an exercise price of $3.15 per share and a term of 3 years.

REASON FOR SHAREHOLDER APPROVAL

     Pursuant to the terms of the Private Equity Line of Credit Agreement (the "Agreement") governing the sale and issuance of the Class A Common Stock and the Purchase Warrants, we covenanted to obtain shareholder approval of the Agreement (the "Approval"). Until such Approval is obtained, the maximum number of shares of Common Stock that can be issued under our put rights and the exercise of the Purchase Warrants is limited to 3,200,000 Class A Common Shares.

     Our right to exercise puts for more than 3,200,000 shares in aggregate is contingent upon obtaining shareholder approval of the Agreement. We will use the proceeds that we expect to receive from the sale of the Put Shares for general business purposes and the expansion of our manufacturing operations. We have determined that the sale of the Put Shares is the most expedient method by which we can raise capital for these purposes, as compared to other sources of debt and equity financing.

     Given the current absence of other sources of equity financing on terms as favorable as the Agreement, we are presently relying on the proceeds that we expect to receive from the sale of the Put Shares in order to meet our anticipated working capital needs. Failure to obtain the Approval would delay expansion of our manufacturing operations.

     The Board of Directors has unanimously approved and recommends that the shareholders authorize and ratify: (i) the execution, delivery and performance by the Company of the Private Equity Line of Credit Agreement; (ii) the issuance and sale of up to 10 million shares of our Class A Common Stock, $.0001 par value per share (the "Common Stock"), (iii) the issuance of Common Stock Purchase Warrants to purchase up to 250,000 shares of Common Stock ("Warrants"), and (iv) the issuance of the maximum number of shares of Common Stock issuable upon exercise of the Warrants in accordance with their terms, each pursuant to the Private Equity Line of Credit Agreement dated August 15, 2000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                                  OTHER MATTERS

     Applicable tax law requires that the 2000 Stock Option Plan be approved by the shareholders of the Company within twelve months of its adoption by the Board.

                                   PROPOSAL 4

                            APPROVAL OF THE COMPANY'S
                             2000 STOCK OPTION PLAN

     On June 2, 2000, the Board of Directors authorized the adoption of the 2000 Stock Option Plan. The proposal to ratify the 2000 Stock Option Plan is recommended by the Board of Directors because it considers it to be in the best interests of the Company and its stockholders. The Stock Option Plan is designed to serve as an incentive to directors, officers, and key employees and contractors to focus their services on achieving superior earnings performance and increasing the value of the stockholders' proprietary interest in the Company. A maximum of 1,500,000 aggregate shares are reserved for issuance under the Stock Option Plan. The Stock Option Plan vests broad discretionary power in the Plan Committee, including the power to (i) select eligible optionees to be granted stock options, (ii) set the option exercise price (subject to certain restrictions), (iii) establish the duration of each option (not to exceed ten years), (iv) specify the method of exercise, and (v) designate the medium and time of payment. The Stock Option Plan will terminate on May 31, 2010, unless sooner terminated by the Board. No options may be granted after termination of the Stock Option Plan, although Options outstanding at the time of termination will continue to be exercisable in accordance with their terms. The issuance of shares of Common Stock upon the exercise of options granted under the Stock Option Plan will dilute the voting power of current stockholders. The extent of dilution will depend on the number of options exercised and difference between the option exercise price and the market price for the Common Stock at the time of exercise.

     The foregoing summary of the Stock Option Plan is qualified in its entirety by the terms of the plan, which is available for review at the principal office of the Company. The Board of Directors believes that any effect the Stock Option Plan will have in diluting the voting power of current stockholders will be exceeded by the effect of the plan to attract and retain the services of experienced and knowledgeable directors, officers, employees and other eligible service-providers who will contribute to the profitability and value of the current stockholders' holdings in the Company.

     The Board of Directors has unanimously approved and recommends that the shareholders authorize and ratify the 2000 Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.


     The Board of Directors does not know of any other matters which may come before the Special Meeting. However, if any other matter shall properly come before the Special Meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.


                              SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the Company's 2001 Annual Meeting of Shareholders must deliver the proposal to the Company no later than December 31, 2000, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934 in order to have the proposal included in the proxy materials for that meeting. Any shareholder proposal submitted other than for inclusion in the Company's proxy materials for that meeting must be delivered to the Company no later than December 31, 2000, or such proposal will be considered untimely. If a shareholder proposal is received after December 31, 2000, the Company may vote in its discretion as to that proposal all of the shares for which it has received proxies for the 2001 Annual Meeting of Shareholders.

                                 [Form of Proxy]

                   ADVANCED AERODYNAMICS AND STRUCTURES, INC.
                               3205 LAKEWOOD BLVD.
                          LONG BEACH, CALIFORNIA 90808

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned, as owner of ________ shares of Common Stock of Advanced Aerodynamics and Structures, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the notice of the special meeting of shareholders to be held on September 25, 2000, at 10:00 a.m. Pacific time, at 3205 Lakewood Blvd., Long Beach, California 92808, and hereby further revokes all previous proxies and appoints Dr. Carl Chen or David Turner as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1) The authorization of 25,000,000 additional shares of Class A Common Stock of the Company.

     [ ] FOR                      [ ] AGAINST                        [ ] ABSTAIN

(2) The authorization and ratification of an amendment to the terms of our Series A 5% Cumulative Convertible Preferred Stock.

     [ ] FOR                      [ ] AGAINST                        [ ] ABSTAIN

(3) The authorization and ratification of: (i) the execution, delivery and performance by the Company of the Private Equity Line of Credit Agreement;
     (ii) the issuance and sale of up to 10 million shares of our Class A Common Stock, $.0001 par value per share (the "Common Stock"), (iii) the issuance of Common Stock Purchase Warrants to purchase up to 250,000 shares of Common Stock ("Warrants"), and (iv) the issuance of the maximum number of shares of Common Stock issuable upon exercise of the Warrants in accordance with their terms, each pursuant to the Private Equity Line of Credit Agreement dated August 15, 2000.

     [ ] FOR                      [ ] AGAINST                        [ ] ABSTAIN

(4)  The approval of our 2000 Stock Option Plan.

     [ ] FOR                      [ ] AGAINST                        [ ] ABSTAIN

(5) In their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF SUCH PROPOSALS, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                         Dated:  _________________________, 2000


                                         _______________________________________
                                                      (Signature)


                                         _______________________________________
                                                      (Signature)

                                         Sign exactly as your name appears on
                                         your share certificate. When signing as
                                         attorney, executor, administrator,
                                         trustee or guardian, please give full
                                         title. If more than one trustee, all
                                         should sign. All joint owners should
                                         sign. If a corporation, sign in full
                                         corporation name by president or other
                                         authorized officer. If a partnership,
                                         sign in partnership name by authorized
                                         person. Persons signing in a fiduciary
                                         capacity should indicate their full
                                         title in such capacity.



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.